UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K / A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 18, 2004

PRECIS, INC.

(Name of business issuer in its Charter)

OKLAHOMA	001-15667	73-1494382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2040 North Highway 360
Grand Prairie, Texas 75050

(Address of principal executive offices)

(972) 522-2008

(Issuer’s telephone number)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits

	Financial Statements of Business Acquired

This Form 8-K/A amends Precis, Inc.’s report on Form 8-K dated June 18, 2004 and filed with the Commission on July 2, 2004, to include the following financial information required to be filed pursuant to Item 9.01.  The combined operations of Access Administrators, Inc. and Advantage Care Network, Inc. constitute the operations of Access Healthsource, Inc., our acquisition of which is the subject of this report.

(a)	Combined Financial Statements of Access Administrators, Inc. and Advantage Care Network, Inc.

	Report of Independent Registered Public Accounting Firm	2

	Combined Balance Sheets— December 31, 2003 and 2002	3

	Combined Statements of Operations and Changes in Retained Earnings— Years Ended December 31, 2003 and 2002	4

	Combined Statements of Cash Flows— Years Ended December 31, 2003 and 2002	5

	Notes to Combined Financial Statements— Years Ended December 31, 2003 and 2002	6

	Unaudited Condensed Combined Statements of Operations and Changes in Retained Earnings— for the Three Months Ended March 31, 2004 and 2003	10

	Unaudited Condensed Combined Balance Sheets— March 31, 2004 and December 31, 2003	11

	Unaudited Condensed Combined Statements of Cash Flows— for the Three Months Ended March 31, 2004 and 2003	12

	Notes to Unaudited Condensed Combined Financial Statements— March 31, 2004	13

(b)	Pro Forma Financial Information.

The unaudited pro forma consolidated financial information of Precis, Inc. and Access Healthsource, Inc. (Access Administrators, Inc. and Advantage Care Network, Inc.)  for the year ended December 31, 2003 and the six-month period ended June 30, 2004.

(c)	Exhibits.

	23.1 Consent of Independent Registered Public Accounting Firm

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Access Administrators, Inc.
Advantage Care Network, Inc.:

We have audited the accompanying combined balance sheets of Access Administrators, Inc. and Advantage Care Network, Inc. (the Companies), wholly owned subsidiaries of Access HealthSource, Inc., as of December 31, 2003 and 2002 and the related combined statements of operations and changes in retained earnings, and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies as of December 31, 2003 and 2002 and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

March 30, 2004, except as to note 9, which is as of June 18, 2004

El Paso, Texas

ACCESS ADMINISTRATORS, INC.

AND

ADVANTAGE CARE NETWORK, INC.

Combined Balance Sheets

December 31, 2003 and 2002

	2003	2002
Assets
Current assets:
Cash	$52,771	$97,362
Accounts receivable	31,415	14,200
Prepaid expenses	24,162	15,369
Due from affiliates	265,124	113,614
Total current assets	373,472	240,545

Property and equipment, net	191,026	150,651
Due from affiliates	1,420,003	1,151,862
Other assets	13,001	13,001
Total assets	$1,997,502	$1,556,059

Liabilities and Shareholder’s Equity
Current liabilities:
Bank overdraft	$—	$37,968
Accounts payable	167,131	136,011
Accrued expenses	228,165	173,440
Due to affiliate	218,701	184,362
Total liabilities	613,997	531,781
Shareholder’s equity:
Common stock:
Access Administrators, Inc. – no par value, 2,000 shares authorized; 1,000 shares issued and outstanding	1,000	1,000
Advantage Care Network, Inc. – no par value, 100 shares authorized; 100 shares issued and outstanding	1,000	1,000
Additional paid-in capital	245,663	245,663
Retained earnings	1,135,842	776,615
Total shareholder’s equity	1,383,505	1,024,278

Commitments and contingencies
Total liabilities and shareholder’s equity	$1,997,502	$1,556,059

See accompanying notes to combined financial statements.

ACCESS ADMINISTRATORS, INC.

AND

ADVANTAGE CARE NETWORK, INC.

Combined Statements of Operations and Changes in Retained Earnings

Years ended December 31, 2003 and 2002

	2003	2002
Fee income	$6,161,184	$4,805,686
Operating expenses:
Salaries	3,132,994	2,451,589
Payroll taxes	256,312	186,666
Insurance – employees	335,870	191,221
Employee benefits	38,249	14,544
Employee development and training	43,146	19,138
Electronic data processing	307,535	337,178
Postage	344,798	200,950
Professional fees	176,659	138,105
Administrative supplies	179,524	189,528
Telephone	86,496	71,954
Printing and library	5,263	14,059
Marketing	42,357	33,137
Rent and lease	263,001	102,689
Depreciation and amortization	71,661	57,969
Utilities	40,477	35,826
Insurance – liability	93,224	54,818
Maintenance and repairs – building	45,381	20,117
Business transportation	17,438	14,734
Interest expense	—	10,207
Meetings and travel	2,689	7,316
Contractual adjustments	—	28,061
Miscellaneous expenses	93,622	66,618
Total operating expenses	5,576,696	4,246,424
Income before income taxes	584,488	559,262
Income tax expense	225,261	209,913
Net income	359,227	349,349
Retained earnings, beginning of year	776,615	427,266
Retained earnings, end of year	$1,135,842	$776,615

See accompanying notes to combined financial statements.

ACCESS ADMINISTRATORS, INC.

AND

ADVANTAGE CARE NETWORK, INC.

Combined Statements of Cash Flows

Years ended December 31, 2003 and 2002

	2003	2002
Cash flows from operating activities:
Net income	$359,227	$349,349
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,661	57,969
Changes in operating assets and liabilities:
Accounts receivable	(17,215)	(14,200)
Prepaid expenses	(8,793)	(15,369)
Due to/from affiliates	(195,312)	(430,890)
Accounts payable	31,120	(38,968)
Accrued expenses	54,725	112,190
Net cash provided by operating activities	295,413	20,081

Cash flows from investing activities:
Purchase of property and equipment	(112,036)	(51,514)
Cash advance to affiliate	(190,000)	—
Net cash used by investing activities	(302,036)	(51,514)

Cash flows from financing activities:
Change in bank overdraft	(37,968)	27,773
Repayment of long-term debt	—	(26,986)
Net cash provided (used) by financing activities	(37,968)	787
Net decrease in cash during the year	(44,591)	(30,646)
Cash, beginning of year	97,362	128,008
Cash, end of year	$52,771	$97,362

Supplemental disclosure of cash flow information:
Interest paid	$—	$10,207

See accompanying notes to combined financial statements.

ACCESS ADMINISTRATORS, INC.

AND

ADVANTAGE CARE NETWORK, INC.

Notes to Combined Financial Statements

December 31, 2003 and 2002

(1)           Nature of Operations

Access Administrators, Inc. (Access) was organized on December 16, 1996 and began operations August 1, 1997 to perform claims administration for various entities in the El Paso, Texas area. Access has contracts with each entity that are renewable every one to five years.

Advantage Care Network, Inc. (Advantage) provides preferred provider coverage and physician access to those clients whom Access serves.

Both Access and Advantage are wholly owned subsidiaries of Access HealthSource, Inc. (HealthSource), which is a majority-owned subsidiary of National Center for Employment of the Disabled (NCED).

(2)           Summary of Significant Accounting Policies

(a)           Basis of Presentation and Principles of Combination

The combined financial statements as of December  31, 2003 and  2002 and for the years then ended include the combined accounts of Access and Advantage (the Companies). The combined financial statements are prepared on the accrual basis in accordance with generally accepted accounting principles followed in the United States of America. All intercompany accounts and transactions have been eliminated in combination.

(b)           Cash Equivalents

For purposes of reporting cash flows, the Companies consider all investments with original maturities of three months or less to be cash equivalents. The Companies had no cash equivalents at December  31, 2003 or 2002.

(c)           Property and Equipment

Property and equipment, including renewals and betterments, are stated at cost. Maintenance and repairs are charged to operations as incurred. Major renewals and betterments that substantially extend the useful life of the property are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation and amortization are removed from the accounts, and the resulting gain or loss, if any, is reflected in current period operations. Depreciation and amortization are provided using the straight-line method over estimated useful lives ranging from three to seven years. Leasehold improvements are amortized over the shorter of the lease term or seven years, whichever is less.

(d)           Income Taxes

HealthSource files a consolidated federal income tax return that includes the results of operations of its wholly owned subsidiaries. Accordingly, related tax liabilities and assets for financial reporting purposes are included in the consolidated financial statements of HealthSource. HealthSource uses the asset and liability method to account for income taxes. Deferred income tax assets and liabilitiesare recognized for the future tax consequences of temporary differences between the book and tax bases of various assets and liabilities. Generally, deferred tax assets represent future tax reductions while deferred tax liabilities represent future tax liabilities. On a consolidated basis, HealthSource measures deferred tax assets and liabilities using enacted tax rates for the years in which they expect that temporary differences will reverse or be settled. Changes in tax rates affect the carrying values of deferred tax assets and liabilities. The effects of tax rate changes are recognized in the periods in which they are enacted. For financial reporting purposes, the Companies’ current and deferred tax expense or benefit is determined on a stand-alone basis.

(e)           Revenue Recognition

Revenues are recognized based upon individual contractual arrangements with the Companies’ clients. The Companies are paid a contractually determined amount per client plan member per month for third-party administration and utilization review and management. Under terms of the respective contracts, the Companies invoice their clients for services to be rendered at the beginning of the month and recognize the related revenues at the end of the month, upon completion of contractual obligations.

(f)            Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(g)           Significant Clients

During the years ended December 31, 2003 and 2002, four and three of the Companies’ clients accounted for 76% and 67%, respectively, of the fee income reported.  The percentages of fee income received from these clients during 2003 and 2002 were as follows

	2003	2002
Client A	28%	37%
Client B	17	18
Client C	10	12
Client D	21	—

(3)           Property and Equipment

Property and equipment consisted of the following at December  31:

	Depreciable lives	2003	2002
Furniture and fixtures	7	$360,714	$274,769
Software and computer equipment	3 – 5	174,214	161,215
Leasehold improvements	7	20,280	7,188
		555,208	443,172
Less accumulated depreciation and amortization		(364,182)	(292,521)
		$191,026	$150,651

Fully depreciated assets in the amount of $61,250 and $68,430 were included in property and equipment at December 31, 2003 and 2002, respectively.

(4)           Related-Party Transactions

During the course of the year, the affiliated companies will advance funds to other affiliates. These funds are generally repaid during the course of the year as cash flows permit. Generally, these advances are for operating and payroll expenses.

As of December 31, 2003 and 2002, the Companies had advances to affiliates of $1,685,127 and $1,265,476, respectively. At December 31, 2003 and 2002, the balances included operating advances made to HealthSource in the amounts of $1,427,485 and $1,151,862. During December 2003, the Companies made a cash advance of $190,000 to HealthSource.

Through April  2003, the Companies occupied office space that was owned by HealthSource. HealthSource did not charge the Companies rent.

(5)           Income Taxes

The Companies are wholly owned subsidiaries of HealthSource. Annual results of operations are included in the consolidated federal tax return of HealthSource. Income taxes of the individual subsidiaries are computed on a stand-alone basis as though they were separate taxable entities. Computed current and deferred taxes for any period are included in results from operations of the subsidiary and offset against related payables or receivables to the parent. The tax provision for the years ended December 31 consisted of the following:

	2003	2002
Current tax expense	$234,642	236,355
Deferred tax expense	(9,381)	(26,442)
Tax expense	$225,261	209,913

At December 31, 2003 and 2002, the Companies have a combined balance due to HealthSource of $197,482 and $184,362, respectively, related to income taxes.

(6)           Self-Insurance Program

The Companies have a self-insurance program for hospitalization and medical coverage for employees. The Companies limit losses through the use of stop-loss policies from reinsurers. Specific individual losses for claims are limited to $30,000 a year. The Companies’ aggregate annual loss limitation is based on a formula that considers, among other things, the total number of employees. At December 31, 2003 and 2002, the Companies’ estimated run-out expenses, excluding reinsurance premiums, is limited to approximately $54,000 and $65,000, respectively.

(7)           Profit Sharing Plan

Effective August 1, 1997, the Companies adopted a profit sharing plan (the Plan). Under the Plan, employees meeting certain eligibility requirements may contribute up to 15% of their eligible compensation to the Plan, subject to the limitations of Section 401(k) of the Internal Revenue Code. The Companies’ contribution is 50% of the employee’s contribution, up to 5% of the employee’s eligible compensation. The Companies’ contribution to the Plan for the year ended December 31, 2003 and 2002 was $38,249 and $14,544, respectively.

(8)           Contingencies

The Companies are periodically subject to legal proceedings, claims, and liabilities that arise in the ordinary course of operation. In the opinion of management, the amount of any potential liability with respect to these actions will not materially affect the combined financial position or results of operations of the Companies.

HealthSource has appealed a judgment against it in the amount of $1,053,000. In connection with this appeal and related lawsuit, HealthSource has provided a letter of credit in the amount of $1,200,000 against the possibility of an unfavorable outcome to this appeal. As the judgment does not name the Companies, no provision for loss has been included in the combined financial statements at December 31, 2003 and 2002.

(9)           Subsequent Event

On June 18, 2004, the Companies were acquired by Precis, Inc. through the purchase of all of the outstanding common stock of HealthSource.

ACCESS ADMINISTRATORS, INC.
AND
ADVANTAGE CARE NETWORK, INC.

Combined Statements of Operations and Changes in Retained Earnings

(Unaudited)

For the Three Month Periods ended March 31, 2004 and 2003

	2004	2003
Fee income	$1,544,868	$1,600,310

Operating expenses	1,540,685	1,145,253

Income before income taxes	4,183	455,057

Income tax expense	—	173,922

Net income	4,183	281,135

Retained earnings, beginning of period	1,135,842	776,615

Retained earnings, end of period	$1,140,025	$1,057,750

See accompanying notes to condensed combined financial statements.

ACCESS ADMINISTRATORS, INC.
AND
ADVANTAGE CARE NETWORK, INC.

Condensed Combined Balance Sheets

(Unaudited)

As of March 31, 2004 and December 31, 2003

	March 31, 2004	December 31, 2003
Assets
Current assets:
Cash	$192,174	$52,771
Accounts receivable	185,359	31,415
Prepaid expenses	98,689	24,162
Due from affiliates	110,650	265,124
Total current assets	586,872	373,472

Property and equipment, net	203,598	191,026
Due from affiliates	1,032,161	1,420,003
Other assets	13,001	13,001
Total assets	$1,835,632	$1,997,502

Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable	$196,949	$167,131
Accrued expenses	240,963	228,165
Due to affiliate	10,032	218,701
Total liabilities	447,944	613,997

Shareholder’s Equity:
Common stock:
Access Administrators, Inc.-no par value, 2,000 shares authorized; 1,000 shares issued and outstanding	1,000	1,000
Advantage Care Network, Inc.-no par value, 100 shares authorized, issued and outstanding	1,000	1,000
Additional paid-in capital	245,663	245,663
Retained earnings	1,140,025	1,135,842
Total shareholder’s equity	1,387,688	1,383,505

Commitments and contingencies
Total liabilities and shareholder’s equity	$1,835,632	$1,997,502

See accompanying notes to condensed combined financial statements.

ACCESS ADMINISTRATORS, INC.
AND
ADVANTAGE CARE NETWORK, INC.

Combined Statements of Cash Flows

(Unaudited)

For the Three Month Periods ended March 31, 2004 and 2003

	2004	2003
Cash flows from operating activities:
Net income	$4,183	$281,135
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(153,944)	(136,190)
Prepaid expenses	(74,527)	(24,311)
Due to/from affiliates	(54,195)	(173,733)
Accounts payable	29,818	(42,571)
Accrued expenses	12,798	174,439

Net cash provided (used) by operating activities	(235,867)	78,769

Cash flows from investing activities:
Purchase of property and equipment	(12,572)	(11,681)
Cash repaid from affiliate	387,842	180,194

Net cash provided by investing activities	375,270	168,513

Cash flows from financing activities:
Change in bank overdraft	—	(37,968)

Net cash used by financing activities	—	(37,968)

Net increase in cash during the period	139,403	209,314

Cash, beginning of period	52,771	97,362

Cash, end of period	$192,174	$306,676

Supplemental disclosure of cash flow information:
Interest paid	$—	$10,207

See accompanying notes to condensed combined financial statements.

ACCESS ADMINISTRATORS, INC.
AND
ADVANTAGE CARE NETWORK, INC.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

See also the notes to the combined financial statements of Access Administrators, Inc. and Advantage Care Network, Inc. as of and for the years ended December 31, 2003 and 2002 included elsewhere herein.

Note 1    Interim Financial Information

 In the opinion of management, the accompanying unaudited condensed combined financial statements contain all of the adjustments necessary for a fair presentation of the financial position of Access Administrators, Inc. and Advantage Care Network, Inc. and the results of operations and cash flows for the interim periods presented herein in accordance with accounting principles generally accepted in the United States.  All such adjustments are of a normal recurring nature. Results of operations and cash flows for the current unaudited interim period are not necessarily indicative of the results that may be expected for the entire fiscal year. Inter-company transactions and accounts have been eliminated.

While the Company believes the disclosures presented are adequate to make the information not misleading, it is suggested that these condensed combined financial statements should be read in conjunction with the combined financial statements and notes to the combined financial statements for the year ended December 31, 2003 included in this filing.

Note 2    Nature of Operations

Access Administrators, Inc. (Access) was organized on December 16, 1996 and began operations August 1, 1997 to perform claims administration for various entities in the El Paso, Texas area.  Access has contracts with each entity that are renewable every one to five years.

Advantage Care Network, Inc. (Advantage) provides preferred provider coverage and physician access to those clients whom Access serves.

Both Access and Advantage are wholly owned subsidiaries of Access HealthSource, Inc. (HealthSource), which is a majority-owned subsidiary of National Center for Employment of the Disabled (NCED).

Note 3    Subsequent Event

On June 18, 2004, the Company was acquired by Precis, Inc. through the acquisition of all of the outstanding common stock of Access Healthsource, Inc., the parent of the Company.

Item 7(b)

Precis, Inc. and and Access Healthsource, Inc. (Access Administrators, Inc. and Advantage Care Network, Inc.)  Unaudited Pro Forma Condensed Combined Financial Statements

On June 18, 2004, Precis, Inc. (“Precis”) completed its acquisition of Access Healthsource, Inc. (“Access”), a third party administrator.  Access’ results of operations have been included in the Company’s results of operations from that date. The terms of the transaction are such that the Company acquired all of the outstanding capital stock of Access for a purchase price of $3.4 million, consisting of 488,486 shares of common stock of Precis valued at $1.4 million ($2.866 per share), and $2 million in cash, excluding acquisition costs of investment banking, valuation and legal and accounting fees.  Investment banking, valuation and legal and accounting fees both paid and accrued were approximately $310,000.  In addition to the closing date purchase price consideration, there is a contingency payout should the earnings before interest, taxes, depreciation and amortization (“EBITDA”) of Access reach certain amounts after the closing of the transaction and before December 31, 2006.  EBITDA, while not considered a measure under accounting principles generally accepted in the United States of America, is the financial measurement utilized for the basis of the contingency payout and additional purchase price payments are dependent on Access achieving certain EBITDA levels.  The maximum amount of the consideration that may be paid to the seller of Access, National Center for the Employment of the Disabled, including the closing date purchase price consideration and investment banking, valuation and legal and accounting fees, is $9,773,500.  The contingency payout, if any, will be accounted for as a decrease in Precis’ cash and cash equivalents, an increase to stockholders’ equity and a corresponding increase in goodwill.  With respect to the closing purchase price consideration, the 488,486 shares of Precis’ stock, valued at $1.4 million, have been placed in escrow pending the renewal of one of Access’ public sector contracts.  Upon contract renewal, the majority of the escrow shares valued at $1.4 million will be allocated to the contract and amortized over 10 years with a corresponding increase of $1.4 million in Precis’ stockholders’ equity.

Of the closing purchase price consideration of $2,310,000, $1,796,000 has been allocated to goodwill.  The Company anticipates that the amortization of this goodwill will not be deductible for federal income tax purposes.  The remaining closing purchase price consideration has been allocated to working capital of $308,000 and fixed assets of $206,000.  The allocation to goodwill is considered appropriate, as Access strategically complements the Company’s healthcare service offering.  Access completes the Company’s healthcare offering which is to provide individuals and employee group market access to preferred provider networks, medical escrow accounts and third party administration capabilities to adjudicate and pay for the medical claims.  From a sales distribution standpoint, the Company has the ability to grow Access’ regional business as the Company has numerous independent marketing representatives who sell both to the individual and employer groups throughout the United States.  The Company’s acquisition of Access serves to complement its most recent entry into the public sector market, with the State of Louisiana.  Access’ primary area of expertise is in the public sector market.

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition of Access as if it occurred at the beginning of Precis’ 2003 fiscal year. The unaudited pro forma condensed consolidated statements of income consolidate the historical statements of operations of Access for the year ended December 31, 2003 and the historical statements of operations of Access for the six months ended June 30, 2004 with those of Precis for the same period, giving effect to the acquisition as if it occurred at the beginning of the 2003 fiscal year, and reflecting only pro forma adjustments expected to have a continuing impact on the consolidated results.  The assets and liabilities of Access, acquired on June 18, 2004, were included in the consolidated balance sheet of Precis as of June 30, 2004, which balance sheet was included in Precis financial statements in its filing on Form 10-Q filed on August 16, 2004.

These unaudited pro forma condensed consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisition been completed at the beginning of each period presented. To produce the pro forma financial information, Precis allocated the purchase price using its best estimates of fair value. In addition, the pro forma results are not intended to be a projection of future results and do not reflect any operating efficiencies or cost savings that might be achievable.

Precis Inc. Unaudited Pro Forma Consolidated Statement of Operations for the 2003 fiscal year ended December 31, 2003:

	Precis, Inc.	Access Healthsource, Inc.	Pro Forma Adjustments (1)	Pro Forma Consolidated
Product and service revenues	$42,087,671	$6,161,184		$48,248,855
Operating expenses:
Cost of operations	13,125,851	5,576,696		18,702,547
Sales and marketing	15,572,188	—		15,572,188
General and administrative	6,739,271	—		6,739,271
Total operating expenses	35,437,310	5,576,696		41,014,006
Operating income	6,650,361	584,488		7,234,849
Other expense:
Interest expense	149,969	—		149,969
Amortization of intangible assets	—	—		—
Total other expense	149,969	—		149,969
Earnings before taxes	6,500,392	584,488		7,084,880
Provision for income taxes	2,411,066	225,261		2,636,327
Net earnings	$4,089,326	$359,227		$4,448,553

Earnings per share:
Basic	$0.35			$0.38

Diluted	$0.34			$0.37

Weighted average number of common shares outstanding:
Basic	11,848,789			11,848,789

Diluted	11,924,214			11,924,214

(1)           No adjustments are required to reflect the acquisition of Access, as the assets acquired were primarily goodwill, which is not amortized for financial reporting purposes, and working capital.  Depreciation of property and equipment is not material.  Substantially all operating expenses of Access relate to operations.

Precis Inc. Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2004:

	Precis, Inc.	Access Healthsource, Inc	Pro Forma Adjustments (1)	Pro Forma Consolidated
	Unaudited	Unaudited
Product and service revenues	$19,349,343	$3,087,986		22,437,329

Operating expenses:
Cost of operations	6,588,035	2,927,917		9,515,952
Sales and marketing	6,011,277	—		6,011,277
General and administrative	5,030,548	—		5,030,548

Total operating expenses	17,629,860	2,927,917		20,557,777

Operating income	1,719,483	160,069		1,879,552

Other expenses:
Interest expense	50,495	—		50,495

Total other expenses	50,495	—		50,495

Earnings before taxes	1,668,988	160,069		1,829,057
Provision for income taxes	775,185	60,825		836,010

Net earnings	$893,803	$99,244		$993,047

Earnings per share:
Basic	$0.08			$0.08

Diluted	$0.07			$0.08

Weighted average number of common shares outstanding:
Basic	11,868,431			11,849,927

Diluted	11,948,994			11,928,302

(1)           No adjustments are required to reflect the acquisition of Access, as the assets acquired were primarily goodwill, which is not amortized for financial reporting purposes, and working capital.  Depreciation of property and equipment is not material.  Substantially all operating expenses of Access relate to operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIS, INC.

By:	/s/ Judith H. Henkels

Judith H. Henkels
Chairman of the Board of Directors Chief Executive Officer and President

Dated: September 1, 2004

EXHIBIT INDEX

Description

23.1	Consent of Independent Registered Public Accounting Firm